Exhibit 99.1

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www.bea.com

SEC Notifies BEA Systems of Termination of Inquiry

SAN JOSE, Calif. – April 2, 2008—BEA Systems, Inc. (NASDAQ: BEAS), a world leader in enterprise infrastructure software, today announced that on March 31, 2008, it received a letter from the San Francisco Regional Office of the Securities and Exchange Commission stating that the inquiry concerning the Company’s historical stock option granting practices has been terminated and that no enforcement action has been recommended to the Commission.

About BEA Systems, Inc.

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software. Information about how BEA helps customers build a Liquid Enterprise™ that transforms their business can be found at bea.com.

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Copyright 1995-2007, BEA Systems, Inc. All rights reserved. BEA, BEA AquaLogic, BEA eLink, BEA WebLogic, BEA WebLogic Portal, BEA WebLogic Server, Connectera, Compoze Software, Jolt, JoltBeans, JRockit, SteelThread, Think Liquid, Top End, Tuxedo, and WebLogic are registered trademarks of BEA Systems, Inc. BEA Blended Application Development, BEA Blended Development Model, BEA Blended Strategy, BEA Builder, BEA Guardian, BEA Manager, BEA MessageQ, BEA microService Architecture, BEA SOA 360°, BEA Workshop, BEA WorkSpace 360°, Signature Editor, Signature Engine, Signature Patterns, Support Patterns, Arch2Arch, Arch2Arch Advisor, Dev2Dev, Dev2Dev Dispatch, Exec2Exec, Exec2Exec Voice, IT2IT, IT2IT Insight, Business LiquidITy, and Liquid Thinker are trademarks of BEA Systems, Inc. BEA Mission Critical Support, BEA Mission Critical Support Continuum, BEA SOA Self Assessment, and Fluid Framework are service marks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties. All other trademarks are the property of their respective companies.

Contact Information:

Investor Contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com